Exhibit 99.2

Indivior Announces Completion of Redomiciliation to the United States

Richmond, VA, January 26, 2026 – Indivior Pharmaceuticals, Inc. (Nasdaq: INDV), today announced completion of its redomiciliation from the United Kingdom to the United States. As a result, Indivior Pharmaceuticals, Inc., a new Delaware corporation (“IPI”), has become the new parent company. Indivior PLC is renamed Indivior Ltd. and has become a wholly-owned subsidiary of IPI. The common stock of Indivior Pharmaceuticals, Inc., is listed on Nasdaq and will continue to trade under the symbol “INDV.”

The last day of trading Indivior PLC ordinary shares on Nasdaq was January 23, 2026. Shareholders of Indivior PLC received one new IPI common share for each Indivior PLC ordinary share held as of the scheme record date. The redomiciliation was approved by Indivior shareholders at an extraordinary general meeting (EGM) on December 11, 2025.

Indivior believes the change in domicile will expand the benefits of its U.S. stock listing, including:

•	Strengthening Indivior’s U.S. capital markets presence

•	Increasing potential U.S. equity indexation

•	Simplifying corporate governance and reducing complexity

•	Further positioning Indivior as a U.S. based treatment innovator, enabling closer collaboration with public health leaders on advancing SUBLOCADE® for opioid use disorder

IPI is subject to the reporting requirements of the U.S. Securities and Exchange Commission (“SEC”) as a domestic issuer and applicable exchange rules of Nasdaq. Further details regarding the redomiciliation can be found in an 8-K filing made today with the SEC.

Important Cautionary Note Regarding Forward-looking Statements

Certain statements contained herein are forward-looking statements. Forward-looking statements include, among other things, express and implied statements pertaining to (i) our expectations regarding expected benefits of redomiciliation, (ii) potential inclusion in additional U.S. equity indices, (iii) expected simplified corporate governance and reduced complexity, (iv) expected improved positioning as a U.S.-based treatment innovator and potential closer collaboration with public health leaders on advancing SUBLOCADE® for opioid use disorder, and (v) statements containing the words “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “forecast,” “strategy,” “target,” “guidance,” “outlook,” “potential,” “project,” “priority,” “may,” “will,” “should,” “would,” “could,” “can,” “outlook,” the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future. Actual results may differ materially from those expressed or implied in such statements because they relate to future events. For information about some additional risks and important factors that could affect our future results and financial condition, see the discussion of “Risk Factors” in our Annual Report on Form 10-K filed March 3, 2025, our Forms 10-Q filed May 1, 2025, July 31, 2025, and October 30, 2025, and our other filings with the SEC.

We have based the forward-looking statements in this release on our current expectations and beliefs concerning future events. Forward-looking statements contained in this release speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement.

About Indivior

As the leader in long-acting injectable treatments for opioid use disorder (OUD), Indivior is singularly focused on delivering evidence-based treatment and advancing understanding of OUD as a chronic but treatable brain disease. For more than 25 years, we have revolutionized the science of addiction medicine — developing treatments that help people move toward long-term recovery with independence and dignity. Building on this heritage, we are ushering in a new era, renewing our commitment to individuals living with OUD and carrying forward what matters most: compassion, integrity, and science. Together – with science, people living with OUD, public health champions, and communities, we are powering recovery and renewing hope. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.

For Further Information

Investors

Jason Thompson, Indivior VP Investor Relations

804-402-7123

Jason.Thompson@Indivior.com

Media

Cassie France-Kelly

804-594-0836

IndiviorMediaContacts@Indivior.com

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